Exhibit 99.1

Apple Hospitality REIT Acquires Hampton Inn & Suites by Hilton Atlanta-Downtown
and Hampton Inn & Suites by Hilton Memphis-Beale Street

RICHMOND, Va. (February 6, 2018) – Apple Hospitality REIT, Inc. (NYSE: APLE) (“Apple Hospitality” or the “Company”) today announced that it acquired the 119-room Hampton Inn & Suites by Hilton® Atlanta-Downtown and the 144-room Hampton Inn & Suites by Hilton® Memphis-Beale Street for a combined purchase price of $63 million, or approximately $240,000 per key.

“Memphis and Atlanta are dynamic cities with tremendous appeal for both business and leisure travelers, and we are pleased to strengthen our presence within each market,” said Nelson Knight, Executive Vice President and Chief Investment Officer of Apple Hospitality REIT. “Each of these hotels is well located within the business district and in close proximity to a multitude of amenities and attractions including restaurants, shops, museums and entertainment venues.”

The Hampton Inn & Suites by Hilton® Atlanta-Downtown, located at 161 Ted Turner Drive NW in Atlanta, Georgia, is convenient to Centennial Olympic Park, the CNN Center, the World of Coca-Cola, the College Football Hall of Fame, the Georgia Aquarium, Philips Arena, Georgia State University, Georgia Institute of Technology, the Mercedes-Benz Stadium, federal and state government offices, and various corporate headquarters and healthcare facilities. According to data provided by STR for the year ended December 31, 2017, RevPAR for the Atlanta market improved by approximately 4 percent, as compared to the previous year.

The Hampton Inn & Suites by Hilton® Memphis-Beale Street, located at 175 Peabody Place in Memphis, Tennessee, is ideally located in downtown Memphis near numerous corporate offices, healthcare facilities and colleges. The hotel also benefits from a variety of area attractions including the Beale Street Entertainment District, FedExForum, AutoZone Park, the Memphis Cook Convention Center, the Orpheum Theatre, the National Civil Rights Museum and Graceland. According to data provided by STR for the year ended December 31, 2017, RevPAR for the Memphis market improved by approximately 5 percent, as compared to the previous year.

Following these acquisitions, the Apple Hospitality portfolio includes 241 hotels, with more than 30,500 guest rooms, geographically diversified throughout 34 states.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select-service hotels in the United States. The Company’s portfolio consists of 241 hotels, with more than 30,500 guest rooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets throughout 34 states. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer
Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust.  Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.  In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement.  Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Vice President, Investor Relations
804‐727‐6321
kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.